Exhibit 99.1

PRESS RELEASE

For release:	November 3, 2016

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity plc Reports Third Quarter 2016 Financial Results.

Dublin, Ireland (November 3, 2016) – Global Indemnity plc (NASDAQ:GBLI) today reported net income for the nine months ended September 30, 2016 of $11.5 million or $0.66 per share and operating income of $17.3 million or $0.99 per share. As of September 30th, book value per share was $44.55, an increase of 3.7% compared to book value per share of $42.98 at December 31, 2015.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Gross Premiums Written	$133.6	$150.1	$429.3	$459.5
Net Premiums Written	$115.1	$122.5	$357.2	$394.6
Net income	$9.5	$(3.7)	$11.5	$14.2
Net income (loss) per share	$0.54	$(0.15)	$0.66	$0.55
Operating income	$8.3	$3.7	$17.3	$19.4
Operating income per share	$0.47	$0.15	$0.99	$0.76
Combined ratio analysis:
Loss ratio	60.3	62.3	59.9	59.6
Expense ratio (1)	40.3	40.8	41.4	39.4

Combined ratio	100.6	103.1	101.3	99.0

(1)	The expense ratio for the three months and nine months ended September 30, 2015 benefited approximately 0.8 points and 1.4 points, respectively, from a purchase accounting adjustment related to the purchase of American Reliable Insurance Company.

	As of September 30, 2016	As of June 30, 2016
Book value per share	$44.55	$43.91
Shareholders’ equity	$782.4	$770.7
Cash and invested assets (2)	$1,528.2	$1,533.0

(2)	Including receivable/(payable) for securities sold/(purchased)

About Global Indemnity plc and its subsidiaries

Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity plc’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. Factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include, but are not limited to, the risk that there may be difficulties in the continued integration of American Reliable business, which could result in a failure to realize the potential benefits of the acquisition, and the risk that American Reliable’ s or Global Indemnity’s prospective insurance premiums, investment yield, or net earnings are less than anticipated (including as a result of unexpected events, competition, costs, charges or outlays whether as a consequence of the transaction or otherwise). The foregoing review of factors that could cause actual financial or operating performance to differ materially from expectations is not exhaustive. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of additional risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity plc’s Combined Ratio for the Three and Nine Months Ended September 30, 2016 and 2015

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Loss Ratio:
Current Accident Year
Excluding Catastrophes	56.0	54.2	53.0	50.5
Catastrophes	12.2	14.9	13.9	13.6

Current Accident Year	68.2	69.1	66.9	64.1
Changes to Prior Accident Year	(7.9)	(6.8)	(7.0)	(4.5)

Loss Ratio – Calendar Year	60.3	62.3	59.9	59.6
Expense Ratio	40.3	40.8	41.4	39.4

Combined Ratio	100.6	103.1	101.3	99.0

For the three months ended September 30th, the calendar year loss ratio improved by 2.0 points to 60.3 in 2016 from 62.3 in 2015.

For the three months ended September 30, 2016, the current accident year loss ratio improved to 68.2 compared to 69.1 for the same period in 2015.

•	The current accident year property loss ratio improved by 2.6 point to 66.0 in 2016 from 68.6 in 2015 primarily due to the decrease in the severity of catastrophes experienced in 2016.

•	The current accident year casualty loss ratio increased by 3.5 points to 74.2 in 2016 from 70.7 in 2015 primarily due to an increase in loss severity in the agriculture line.

Calendar year results for the three months ended September 30, 2016 include a 7.9 point reduction in the loss ratio related to prior accident years. This was primarily driven by lower than expected claims frequency and severity experienced across multiple prior accident years within Commercial Lines, primarily related to general liability, as well as a reduction related to the Company’s property treaties within the Reinsurance Operations.

For the three months ended September 30th, the expense ratio improved from 40.8 in 2015 to 40.3 in 2016.

The improvement in the expense ratio is due to efficiencies realized from the integration of American Reliable into the Company’s U.S. Insurance Operations.

For the nine months ended September 30th, the calendar year loss ratio increased by 0.3 points to 59.9 in 2016 from 59.6 in 2015.

For the nine months ended September 30, 2016, the current accident year loss ratio increased by 2.8 points to 66.9 compared to 64.1 for the same period in 2015.

•	The current accident year property loss ratio increased 4.1 points to 66.5 in 2016 from 62.4 in 2015 primarily due to higher losses from convective storms in 2016 as opposed to 2015.

•	The current accident year casualty loss ratio improved by 1.6 points to 67.8 in 2016 from 69.4 in 2015. This improvement is mainly due to a decrease in reported claim frequency reflecting the milder winter experienced in 2016 offset by an increase in loss severity in the agriculture line.

Calendar year results for the nine months ended September 30, 2016 include a 7.0 point reduction in the loss ratio related to prior accident years, which was primarily driven by lower than expected claims frequency and severity experienced across multiple prior accident years within Commercial Lines, primarily related to general liability, and less than expected emergence on property catastrophe treaties within the Reinsurance Operations.

For the nine months ended September 30th, the expense ratio increased from 39.4 in 2015 to 41.4 in 2016.

The increase is primarily due to the reduction in earned premiums in 2016 as a result of the quota share arrangement and the 2015 expense ratio benefitting from accounting adjustments related to the purchase of American Reliable.

Global Indemnity plc’s Gross and Net Premiums Written Results by Segment

(Dollars in thousands)	Three Months Ended September 30,
	Gross Premiums Written		Net Premiums Written
	2016	2015	2016	2015
Commercial Lines Operations	$50,214	$52,920	$45,754	$49,325
Personal Lines Operations	73,557	87,349	59,499	63,302
Reinsurance Operations	9,798	9,879	9,798	9,870

Total	$133,569	$150,148	$115,051	$122,497

	Nine Months Ended September 30,
	Gross Premiums Written		Net Premiums Written
	2016	2015	2016	2015
Commercial Lines Operations	$157,335	$161,746	$141,764	$149,647
Personal Lines Operations	236,978	249,564	180,542	196,785
Reinsurance Operations	34,941	48,222	34,927	48,174

Total	$429,254	$459,532	$357,233	$394,606

Commercial Lines Operations: Gross premiums written and net premiums written decreased 5.1% and 7.2%, respectively, for the three months ended September 30, 2016, and decreased 2.7% and 5.3%, respectively, for the nine months ended September 30, 2016 as compared to the same periods in 2015. The decline in premiums is primarily due to limiting catastrophe exposure in certain areas.

Personal Lines Operations: For the three and nine months ended September 30, 2016, gross premiums written decreased 15.8% and 5.0%, respectively, and net premiums written decreased by 6.0% and 8.3%, respectively, as compared to the same periods in 2015. Gross premiums written include business written by American Reliable that is ceded to insurance entities owned by Assurant under a 100% quota share reinsurance agreement in the amount of $7.3 million and $18.7 million for the three months ended September 30, 2016 and 2015, respectively, and $30.9 million and $41.7 million for the nine months ended September 30, 2016 and 2015, respectively. Excluding the business that is ceded 100% to insurance entities owned by Assurant, gross premiums written decreased by 3.5% and 0.8% for the three and nine months ended September 30, 2016, respectively, and net premiums written decreased by 6.0% and 8.3% for the three and nine months ended September 30, 2016, respectively. The reduction in net premiums written is due to purchasing additional reinsurance to reduce catastrophe exposure.

Reinsurance Operations: For the three months ended September 30, 2016, gross premiums written and net premiums written decreased 0.8% and 0.7%, respectively, as compared to the same period in 2015. For the nine months ended September 30, 2016, gross premiums written and net premiums written both decreased 27.5% compared to the same period in 2015. The decline was primarily due to one treaty being non-renewed in 2016 in an effort to reduce catastrophe exposure.

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Note: Tables Follow

GLOBAL INDEMNITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Gross premiums written	$133,569	$150,148	$429,254	$459,532

Net premiums written	$115,051	$122,497	$357,233	$394,606

Net premiums earned	$119,553	$124,707	$358,993	$380,921
Net investment income	8,795	8,852	25,103	26,234
Net realized investment gains (losses)	1,928	(10,778)	(9,057)	(7,216)
Other income (1)	7,852	1,279	9,603	2,408

Total revenues	138,128	124,060	384,642	402,347
Net losses and loss adjustment expenses	72,162	77,691	215,057	226,870
Acquisition costs and other underwriting expenses	48,129	50,934	148,761	150,118
Corporate and other operating expenses	5,006	3,567	13,064	19,441
Interest expense	2,233	1,595	6,677	2,635

Income (loss) before income taxes	10,598	(9,727)	1,083	3,283
Income tax expense (benefit)	1,063	(5,981)	(10,412)	(10,882)

Net income (loss)	$9,535	$(3,746)	$11,495	$14,165

Weighted average shares outstanding–basic	17,255	25,464	17,241	25,453

Weighted average shares outstanding–diluted	17,540	25,464	17,516	25,685

Net income (loss) per share – basic	$0.55	$(0.15)	$0.67	$0.56

Net income (loss) per share – diluted (2)	$0.54	$(0.15)	$0.66	$0.55

Combined ratio analysis: (3)
Loss ratio	60.3	62.3	59.9	59.6
Expense ratio	40.3	40.8	41.4	39.4

Combined ratio	100.6	103.1	101.3	99.0

(1)	On September 30, 2016, the Company sold all the outstanding shares of capital stock of one of its wholly owned subsidiaries, United National Specialty Insurance Company, to an unrelated party and recognized a pretax gain of $6.9 million. This transaction will not have an impact on the Company’s ongoing business operations. Business previously written by United National Specialty Insurance Company has been and will be written by other companies within the Company’s U.S. Insurance Operations.
(2)	For the quarter ended September 30, 2015, diluted loss per share is the same as basic loss per share since there was a net loss for the period.
(3)	The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY PLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) September 30, 2016	December 31, 2015
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2016 - $1,297,465 and 2015 - $1,308,333)	$1,310,957	$1,306,149
Equity securities:
Available for sale, at fair value (cost: 2016 - $102,899 and 2015 - $100,157)	122,779	110,315
Other invested assets	32,635	32,592

Total investments	1,466,371	1,449,056
Cash and cash equivalents	63,779	67,037
Premiums receivable, net	86,469	89,245
Reinsurance receivables, net	108,452	115,594
Funds held by ceding insurers	19,356	16,037
Federal income taxes receivable	4,656	4,828
Deferred federal income taxes	39,337	34,687
Deferred acquisition costs	55,141	56,517
Intangible assets	23,211	23,607
Goodwill	6,521	6,521
Prepaid reinsurance premiums	38,401	44,363
Receivable for securities sold	—	172
Other assets	70,121	49,630

Total assets	$1,981,815	$1,957,294

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$664,382	$680,047
Unearned premiums	278,561	286,285
Ceded balances payable	11,718	4,589
Payables for securities purchased	1,921	—
Contingent commissions	9,392	11,069
Debt	173,162	172,034
Other liabilities	60,236	53,344

Total liabilities	1,199,372	1,207,368

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued:16,568,674 and 16,424,546 respectively; A ordinary shares outstanding: 13,429,780 and 13,313,751, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	3	3
Additional paid-in capital	532,498	529,872
Accumulated other comprehensive income, net of taxes	23,279	4,078
Retained earnings	329,911	318,416
A ordinary shares in treasury, at cost: 3,138,894 and 3,110,795 shares, respectively	(103,248)	(102,443)

Total shareholders’ equity	782,443	749,926

Total liabilities and shareholders’ equity	$1,981,815	$1,957,294

GLOBAL INDEMNITY PLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) September 30, 2016	December 31, 2015
Fixed maturities	$1,311.0	$1,306.1
Cash and cash equivalents	63.7	67.0

Total bonds and cash and cash equivalents	1,374.7	1,373.1
Equities and other invested assets	155.4	143.0

Total cash and invested assets, gross	1,530.1	1,516.1
Receivable/(payable) for securities sold (purchased)	(1.9)	0.2

Total cash and invested assets, net	$1,528.2	$1,516.3

	(Unaudited) Three Months Ended September 30, 2016 (a)	(Unaudited) Nine Months Ended September 30, 2016 (a)
Net investment income	$8.8	$25.1

Net realized investment gains (losses)	1.9	(9.1)
Net change in unrealized investment gains	2.1	25.4

Net realized and unrealized investment returns	4.0	16.3

Total investment return	$12.8	$41.4

Average total cash and invested assets (b)	$1,530.6	$1,522.2

Total investment return % annualized	3.3%	3.6%

(a)	Amounts in this table are shown on a pre-tax basis.
(b)	Simple average of beginning and end of period, net of payable/receivable for securities.

GLOBAL INDEMNITY PLC

SUMMARY OF OPERATING INCOME (LOSS)

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income (loss)	$8,262	$3,699	$17,337	$19,430
Adjustments:
Net realized investment gains (losses), net of tax	1,273	(7,445)	(5,842)	(5,265)

Net income (loss)	$9,535	$(3,746)	$11,495	$14,165

Weighted average shares outstanding – basic	17,255	25,464	17,241	25,453

Weighted average shares outstanding – diluted	17,540	25,464	17,516	25,685

Operating income (loss) per share – basic	$0.48	$0.15	$1.01	$0.76

Operating income (loss) per share – diluted (1)	$0.47	$0.15	$0.99	$0.76

(1)	For the quarter ended September 30, 2015, diluted operating income per share and basic operating income per share were the same due to a net loss for the period.

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.